UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 8, 2003

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18632 (Commission File Number)	33-0415940 (IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California (Address of Principal Executive Offices)	92610 (Zip Code)

Registrant’s telephone number, including area code: (949) 583-9029

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On May 8, 2003, The Wet Seal, Inc. (the “Company”) reported its net sales for the four-week and thirteen-week periods ended May 3, 2003 and announced expected financial results for the first quarter of fiscal 2003. The Company also announced that it plans to release final financial results for first quarter of 2003 on May 22, 2003, at 9:00 a.m. PST. A copy of the Company’s press release appears as Exhibit 99.1 to this Current report and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not Applicable.

(b) Pro Forma Financial Information.

Not Applicable.

(c) Exhibits.

99.1 Copy of press release, dated May 8, 2003, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC.
(Registrant)

Date:	May 9, 2003	By:	/s/ WILLIAM B. LANGSDORF
		Name:	William B. Langsdorf
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Copy of press release, dated May 8, 2003, issued by The Wet Seal, Inc.